Exhibit 10.21
SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF INDEMNIFICATION AGREEMENT AS SET FORTH IN EXHIBIT 10.19
Each of the following Named Executive Officers has entered into a Form of Indemnification Agreement:
NAME
Carlos M. Cardoso
Frank P. Simpkins
Kevin R. Walling
Philip H. Weihl
Gary W. Weismann